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                                                                     EXHIBIT 11.

COMPUTATION OF EARNINGS PER SHARE
(In millions, except earnings per share)

                                                                                Year Ended June 30
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                                                                              1994        1995        1996
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
Weighted average common shares outstanding                                     571         582         592

Common equivalent shares from stock options                                     39          45          48
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Average common and equivalent shares outstanding (1)                           610         627         640
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Net income                                                                  $1,146      $1,453      $2,195
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Earnings per share (1)                                                      $ 1.88      $ 2.32      $ 3.43
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


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(1)  Fully diluted earnings per share have not been presented because the effects are not material.